UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2025

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangement of Certain Officers.

As described in Item 5.07 below (Proposal Four), at the 2025 Annual Meeting of Stockholders of Twist Bioscience Corporation (the “Company”) held on February 5, 2025 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Company 2018 Equity Incentive Plan (the “Plan”). A description of the amendments was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 6, 2025.

The foregoing description of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended and restated, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (1) increase the number of shares of common stock of the Company authorized thereunder by an additional 100,000,000 shares and (2) provide for the exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (collectively, the “Charter Amendments”). A description of the Charter Amendments was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2025. The Charter Amendments became effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 10, 2025 (the “Certificate of Amendment”).

The foregoing description of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, holders of 55,356,056 shares of common stock, or approximately 92.90% of the total outstanding shares eligible to be voted. The holders present voted on the six proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders approved the election of the following three directors to the Company’s Board of Directors as Class I Directors to serve for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Nelson C. Chan	33,574,782	17,243,516	4,537,758
Robert Ragusa	40,170,187	10,648,111	4,537,758
Melissa A. Starovasnik, Ph.D.	48,898,476	1,919,822	4,537,758

Proposal Two — Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“NEOs”)

The Company’s stockholders approved, on a non-binding and advisory basis, a resolution approving the compensation of the Company’s NEOs as described in the proxy statement filed on January 6, 2025, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,586,486	1,201,241	30,571	4,537,758

Proposal Three — Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2025, by the following votes:

Votes For	Votes Against	Abstentions
55,319,151	14,398	22,507

Proposal Four — Amendment and Restatement of the Company’s 2018 Equity Incentive Plan (the “EIP”) to Increase the Number of Shares of Common Stock Reserved for Issuance of Awards under the EIP, Eliminate the “Evergreen” Provision and Make Other Amendments

The Company’s stockholders approved the amendment and restatement of the EIP to increase the number of shares of common stock reserved for issuance of awards under the EIP by 3,700,000 shares, eliminate the “evergreen” provision and make other amendments by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,833,948	1,961,249	23,101	4,537,758

Proposal Five — Amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to Increase the Number of Shares of Common Stock of the Company Authorized Thereunder by an Additional 100,000,000 Shares

The Company’s stockholders approved the amendment of the Charter to increase the number of shares of common stock of the Company authorized thereunder by an additional 100,000,000 shares, by the following votes:

Votes For	Votes Against	Abstentions
54,624,658	701,953	29,445

Proposal Six — Amendment of the Charter to Provide for Officer Exculpation

The Company’s stockholders approved the amendment of the Charter to provide for officer exculpation, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,462,879	4,323,605	31,814	4,537,758

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
10.2	Amended and Restated 2018 Equity Incentive Plan and forms of agreements thereunder
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2025	Twist Bioscience Corporation

/s/ Judy Yan
Judy Yan
Assistant General Counsel and Assistant Secretary